The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.

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Preliminary Structural and Collateral Term Sheet

$2,010,764,000 (Approximate) of Senior Certifiactes

J.P. Morgan Mortgage Trust 2005-A1

Mortgage Pass-Through Certificates, Series 2005-A1

1/13/2005

Features of the Transaction			Preliminary Mortgage Pool Data (approximate)
- Offering consists of approximately [2,010mm] of Senior Certificates.			Pool 1	Pool 2	Pool 3	Pool 4	Pool 5	Pool 6
expected to be rated AAA by 2 of the 3; S&P, Moody's, Fitch.		Collateral Type	10Yr Hybrid	7Yr Hybrid	10Yr Hybrid	10Yr Hybrid	10Yr Hybrid	10Yr Hybrid
- The Amount of Senior Certificates is approximate and may vary.			ARMS	ARMS	ARMS	ARMS	ARMS	ARMS
- Multiple groups of Mortgage Loans will collateralize the transaction		Outstanding Principal Balance	101,676,266	132,824,464	923,774,362	295,596,287	208,479,723	405,272,746
- There are approximately [6] groups of Senior Certificates, which may vary.		Number of Mortgage Loans	220	330	1,431	457	292	623
- The Credit Support for Groups 1-5 of Senior Certificates is Cross-Collateralized, with respect to losses. Group 6 is not Cross-Collateralized with respect to losses.		Average Principal Balance	464,319	404,177	662,387	666,125	734,191	667,580
		Weighted Average Net Mortgage Rate	5.27%	4.89%	5.05%	4.79%	4.48%	5.05%
		Weighted Average Maturity	356	358	344	343	344	344
		Weighted Average Seasoning	4	2	15	16	16	15
		Weighted Average Months to Roll	116	82	105	104	104	105
		ARM Index	LM6(56%)	LY1(65%),LM6(34%)	LY1(100%)	LY1(100%)	LY1(100%)	LY1(100%)
			LY1(44%)	CMT(1%)
Key Terms		Weighted Average Gross Margin	2.11	2.17	2.28	2.27	2.30	2.28
Issuer :	J.P.Morgan Mortgage Trust	Initial Periodic Rate Cap	5.00	5.00	5.00	5.00	5.00	5.00
Underwriter :	J.P.Morgan Securities, Inc.	Subsequent Periodic Rate Cap	1.44	1.66	2.00	2.00	2.00	2.00
Depositor :	J.P. Morgan Acceptance Corp. I	Lifetime Rate Cap	5.00	5.00	5.00	5.00	5.00	5.00
Master Servicer:	Wells Fargo	Weighted Average Loan-to-Value	66%	71%	62%	62%	58%	62%
Trustee:	Wachovia Bank	Weighted Average FICO Score	741	741	738	742	739	742
Type of Issuance:	Public	Geographic Distribution	CA(16%),NY(9%)	NJ(13%),CA-S(9%)	CA(48%),NY(19%)	CA(49%),NY(15%)	CA(47%),NY(16%)	CA(52%),NY(15%)
Servicer Advancing:	Yes, Subject to Recoverability.	Percent Owner Occupied	88%	87%	92%	93%	95%	93%
Compensating Interest:	Paid, But Capped.	Percent Single Family / PUD	30%	18%	19%	20%	21%	20%
Clean-Up Call / Optional Termination:	[5%] clean-up call (aggregate portfolio)	Interest Only	71%	72%	0%	0%	0%	0%
Legal Investment:	The Senior Certificates are SMEEA Eligible at Settlement.	Originator/Servicer	Cendant(67%)	Chase(73%)	Chase(100%)	Chase(100%)	Chase(100%)	Chase(100%)
ERISA Eligible:	The Senior Certificates are ERISA eligible subject to limitations set forth in the final prospectus supplement.		Chase(33%)	Chase(27%)
Tax Treatment:	REMIC
Structure:	Senior/Subordinate w/ Shifting Interest and Subordinate Certificate Prepayment Lockout
Expected AAA Subordination:	3.00% +/- .50%
Rating Agencies:	At least 2 of 3; Moody's, S&P, Fitch
Registration:	Senior Certificates – DTC

Time Table		JPMSI Contact Information
Cut-Off Date	January 1, 2005	Trading/Structuring	Greg Boester	212.834.2499
Closing Date	January 31, 2005		Tom Scudese	212.834.2499
First Distribution Date	February 25, 2005		Marc Simpson	212.834.4176
Distribution Date	25th or Next Business Day

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